Exhibit 10.37


                            FOURTH AMENDMENT OF LEASE

     THIS FOURTH AMENDMENT OF LEASE (this "Amendment") is made as of the 29th day of August, 2000, between VITAMIN REALTY ASSOCIATES, L.L.C. (the "LESSOR"), a New Jersey limited liability company, having an address at 225 Long Avenue, Hillside, New Jersey 07205, and WIRE ONE TECHNOLOGIES, INC. (the "LESSEE"), a Delaware corporation, having an address at 225 Long Avenue, Hillside, New Jersey 07205.

                               W I T N E S S E T H

     WHEREAS, pursuant to that certain Lease Agreement dated March 20, 1997 by and between LESSOR and All Communications Corporation, the predecessor of LESSEE, LESSOR leased to All Communications Corporation certain premises consisting of approximately 1,560 rentable square feet of warehouse space on the first floor of the building known as 225 Long Avenue, Hillside, New Jersey (the "Building"), and approximately 7,180 rentable square feet of office space on the second floor of the Building (collectively the "Demised Premises"); and

     WHEREAS, pursuant to that certain First Amendment of Lease dated as of December, 1997, LESSOR and All Communications Corporation amended the Lease to add to the Demised Premises an additional 5,840 rentable square feet of warehouse space on the first floor of the Building; and

     WHEREAS, pursuant to that certain Second Amendment of Lease dated as of December, 1999, LESSOR and All Communications Corporation amended the Lease to provide that the Demised Premises consisted of a total of 13,730 rentable square feet of warehouse space on the first floor of the Building, and a total of 8,491 rentable square feet of office space on the second floor of the Building; and

     WHEREAS, pursuant to that certain Third Amendment of Lease dated as of June 1, 2000 (which, together with the Lease Agreement, First Amendment and Second Amendment referred to above, shall be referred to herein as the "Lease"), LESSOR and LESSEE amended the Lease to provide that the Demised Premises consists of a total of 18,000 rentable square feet of warehouse space on the first floor of the Building, and a total of 15,215 rentable square feet of office and warehouse space on the second floor of the Building; and

     WHEREAS, LESSOR and LESSEE have agreed to further amend the Lease, on the terms and conditions hereinafter set forth; and




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     WHEREAS,  all  capitalized  terms  defined  in the Lease and not  otherwise defined herein shall have their respective meanings set forth in the Lease.

     NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree that the Lease is hereby amended as follows:

     1. (a) Commencing as of September 1, 2000 or occupancy, whichever is later (the "Expansion Space Commencement Date"), LESSOR shall demise to LESSEE, and LESSEE shall lease from LESSOR, an additional 5,739 rentable square feet of space located on the second floor of the Building, which is more particularly depicted in Schedule A attached hereto (the "Expansion Space"). For all purposes of the Lease, and this Amendment, the term "Demised Premises" shall, as of the Expansion Space Commencement Date, include the current Demised Premises plus the Expansion Space.

     (b) LESSOR and LESSEE each hereby agrees that the Demised Premises shall, as of the Expansion Space Commencement Date, consist of a total of 18,000 rentable square feet of warehouse space on the first floor of the Building, and a total of 20,954 rentable square feet of office and warehouse space on the second floor of the Building.

     2. Section 1.1(ar) of the Lease is hereby amended to provide that the Termination Date shall be August 31, 2005.

     3. (a) Schedule C of the Second Amendment is hereby superseded and replaced with Schedule B annexed hereto.

     (b) LESSEE's Proportionate Share with respect to the Demised Premises shall be 24.35% as of the Expansion Space Commencement Date.

     4. (a) LESSOR has engaged Costa Construction Co. to perform the fit up work within the Expansion Space ("LESSOR'S Work") outlined on the construction contract attached hereto as Schedule C (the Contract"). Provided that LESSEE does not default under the terms and provisions of this Lease, LESSOR shall pay for the cost of performing LESSOR'S Work up to the amount of $50,000.00. LESSEE shall pay the excess cost of completing LESSOR'S Work over $50,000.00 within ten
(20) days after receipt of an invoice therefor from LESSOR, together with evidence that such costs were actually incurred by LESSOR. LESSEE'S reimbursement



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

obligation shall not be limited by the fixed price set forth in the Contract if the actual cost of LESSOR'S Work exceeds the Contract amount. If LESSEE requests any changes in LESSOR'S Work described in the Contract, LESSEE shall be responsible for all costs including but not limited to design expenses resulting from such changes. No such changes shall be made without prior written approval of LESSOR. LESSOR shall not be responsible for delay in occupancy by LESSEE because of such changes, and any such delay in completing the Expansion Space shall not in any manner affect the Expansion Space Commencement Date.

     (b) Except as set forth in subsection (a) above, LESSEE agrees that it has inspected the Expansion Space, and agrees to occupy same in its "AS IS" condition.

     5. Provided that LESSEE is not in default under the Lease beyond any applicable notice or cure period, then LESSEE shall have the right to assign the portion of the Demised Premises depicted on Schedule A annexed hereto as Tenant Spaces N, O and P, which consists of approximately 7,113 rentable square feet, in connection with the sale of a division of LESSEE. LESSEE shall deliver to LESSOR prior written notice of such sublease. LESSOR further waives the recapture right specified in Section 15.5 of the Lease with respect to any such sublease. Except as set forth above, such subleasing shall be subject to the provisions of Article 15 of the Lease.

     6. LESSOR and LESSEE each represents to the other that it has not dealt with any broker or agent with respect to the Demised Premises or this Lease and each shall indemnify and hold harmless the other from and against any and all liabilities, claims, suits, demands, judgments, costs, interests and expenses to which it nay be subject or suffer by reason of any claim made by any person, firm or corporation for any commission, expense or other compensation as a result of the execution and delivery of this Lease and based on alleged conversations or negotiations by said person, firm or corporation with either LESSOR or LESSEE, as the case may be.

     7. As hereby modified and amended, the Lease shall remain in full force and effect.

     8. This Amendment and the Lease embody and constitute the entire understanding between the parties with respect to the subject matter hereof, and all prior agreements, representations and statements, oral or written, relating to the subject matter hereof are merged into this Amendment.


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

     9. Neither this Amendment nor any provision contained herein may be amended, modified or extended except by an instrument signed by the party against whom enforcement of such amendment, modification or extension is sought.

     10. This Amendment may be executed in counterparts, each of which shall be deemed a duplicate original hereof.

     IN WITNESS WHEREOF, this Amendment has been executed by LESSOR and LESSEE as of the day and year first above written.

                                       VITAMIN REALTY ASSOCIATES, L.L.C.


                                       By: /s/ Eric Friedman
                                           ------------------------------
                                           Name:  Eric Friedman
                                           Title: Member



                                       WIRE ONE TECHNOLOGIES, INC.


                                       By: /s/ Richard Reiss
                                           ------------------------------
                                           Name:  Richard Reiss
                                           Title: President and Chief
                                                  Executive Officer


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                                   SCHEDULE A

                                 EXPANSION SPACE

                                   SCHEDULE B

                                   BASIC RENT

     The Basic Rent shall be payable in equal monthly installments, in advance, on the Basic Rent Payment Dates. The Basic Rent for the Term shall be as follows:

     (a) for the period from the Commencement Date to, but not including, the Inclusion Date (defined in the First Amendment), the Basic Rent shall be $62,680.00 per annum, payable in equal monthly installments of $5,306.67;

     (b) for the period from the Inclusion Date to, but not including, the Amendment Commencement Date (defined in the Second Amendment), the Basic Rent shall be $87,040.00 per annum, payable in equal monthly installments of $7,253.33;

     (c) for the period from the Amendment Commencement Date to, but not including, the First Additional Space Commencement Dare (defined in the Third Amendment), the Basic Rent shall be $122,846.00 per annum, payable in equal monthly installments of $10,237.17;

     (d) for the period from the First Additional Space Commencement Date to, but not including, the Second Additional Space Commencement Date (defined in the Third Amendment), the Basic Rent shall be $139,928.00 per annum, payable in equal monthly installments of $11,660.67;

     (e) for the period from the Second Additional Space Commencement Date to, but not including, the Expansion Space Commencement Date, the Basic Rent shall be $193,720.00 per annum, payable in equal monthly installments of $16,143.33; and

     (f) for the period from the Expansion Space Commencement Date to, but not including, the Termination Date, the Basic Rent shall be $259,100.00 per annum, payable in equal monthly installments of $21,591.67.

                                   SCHEDULE C

                              CONSTRUCTION CONTRACT

[LOGO]  COSTA CONSTRUCTION CO.
================================================================================
        26 Wortendyke Avenue
        Emerson, N.J. 07630
        (201) 262-3434
        Fax (201) 262-2230


                                                                 August 21, 2000

Mr. Eric Friedman
Vitamin Realty Associates
225 Long Avenue
Hillside, NJ 07205


                                    Contract

Re: Renovation to rental space

Existing Accounting Room & Two Previous Offices Renovated on Exterior Wall Previously Rented by N.W. International.

Cover exterior wall with 5/8" sheetrock above and below windows and finish completely as needed.
Remove existing steel doorframe and enlarge existing rough opening to receive new 6'0" x 7'0" steel jamb with two new wood store-front doors in oak.
Install all matching hardware on door located in main office.
Install new key locks to above-mentioned door.
Build new 16" wide Formica counter top with supports. 1 - 20'9", 1 - 11' 5". Build new tops and support to match existing. Colors to be selected by owner. Install approximately 440 yd. of vinyl wall covering in existing finished office space.


Room Next to previously renovated room, as noted above.

Install new suspended ceiling to match existing ceiling work in previously renovated room and hallway.
Build approximately 50 linear feet of partitions along exterior wall to create three independent offices.
All walls to be 3 5/8" 25 gauge metal studs with 5/8" sheetrock and spackle as needed.
Install three new steel doorframes and birch veneer doors to match existing previous work.

                  Second Floor Tenant Space Plan Appears here.

[LOGO]  COSTA CONSTRUCTION CO.
================================================================================
        26 Wortendyke Avenue
        Emerson, N.J. 07630
        (201) 262-3434
        Fax (201) 262-2230


Vitamin Realty Associates
Contract
Page 2


On exterior wall in three offices, install 5/8" sheetrock above and below windows as needed.
Install three steel doorjambs with solid core birch doors. Size 3/0x7/0.
Build 10' of additional metal stud partition.
Install one 3/0x7/0 solid core wood door at coffee room with matching hardware. Install two solid core birch doors on entranceway from hallway. Install matching hardware. Both doors to be 1 1/2-hour fire rated.


New Office Space with Hallway

Construct new 30' long wall to create approximately a 4' hallway and cover with sheetrock and finish as needed.
In remaining office space of large room, construct four new offices on exterior wall as previously discussed.
All walls to be build of 25 gauge studs and 5/8" sheetrock and spackle.
Install four new steel doorjambs and birch veneer doors as noted above.
All doors to receive mill finish, lever design passage knob.
On exterior wall, install 5/8" sheetrock above and below windows and finish as needed.


Coffee Room Off of Main Room, Approx. 13' x lO',

Cover existing metal - partition wall with 5/8" sheetrock and finish as needed. Install new suspended ceiling as noted above.
Install new suspended ceiling in hallway and new office space.
Install new 6' wood sink base cabinet in new kitchen area.
Install new Formica counter top with stainless steel sink and faucet & all drain and water lines as needed.

[LOGO]  COSTA CONSTRUCTION CO.
================================================================================
        26 Wortendyke Avenue
        Emerson, N.J. 07630
        (201) 262-3434
        Fax (201) 262-2230


Vitamin Realty Associates
Contract
Page 3


Electrical Work

Install fifty-two (52) 2x4 drop-in suspended ceiling lights to match existing. Install seven (7) 2x2 drop-in suspended ceiling lights to match existing. Install five (5) switches to control lighting fixtures.
Install thirty (30) outlets.
Install all rough wiring for feeds and homeruns to supply the power to lights and outlets.


Painting and Finishing

Paint all new sheet rock with primer and one coat. (One color throughout) Paint all new and existing steel doorjambs.
Finish all new and existing birch doors. (Natural finish.)

Total for all work listed above................ $ 60,450.00


Note:
     Remove all garbage to owner's container.
     Permits to be paid by owner.
     All demolition by owner.


      Continued on page 4